UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2008

Intelli-Check – Mobilisa, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-15465	11-3234779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

246 Crossways Park West, Woodbury, NY	11797
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516-992-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 14, 2008, each of the Directors of Intelli-Check – Mobilisa, Inc. (formerly known as Intelli-Check, Inc.) (the “Company”) entered into an agreement pursuant to which, for a one year period after the date of the agreement, the Board of Directors would nominate for election by the Company’s stockholders four persons selected by the members of the Company’s Board of Directors who were on the Company’s Board of Directors prior to the Transaction (as defined below) and four persons selected by the members of the Company’s Board of Directors who were appointed to the Company’s Board of Directors pursuant to the Transaction. In addition, the members of the Board of Directors have agreed to vote to maintain the number of members of the Board of Directors at eight (unless the Board of Directors unanimously approves a change in the number of directors).

On March 14, 2008, each of the following stockholders of the Company entered into an agreement pursuant to which, for one year after the date of the agreement, each of such stockholders agreed to vote in favor of the persons nominated by the Board of Directors pursuant to the Director Agreement described above and also to vote to maintain the number of members of the Board of Directors at eight (unless the Board of Directors unanimously approves a change in the number of directors): Bonnie L. Ludlow, Nelson Ludlow, Guy L. Smith, John E. (Jay) Maxwell, Arthur L. Money and Jeffrey Levy.

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 14, 2008, the Company completed the previously announced acquisition of Mobilisa, Inc. (the “Transaction”). Mobilisa is a provider of mobile and wireless technology solutions.

Earlier in the day, at a Special Stockholders Meeting, the stockholders of the Company approved the Transaction. Stockholders also approved (i) an amendment to the Company’s Certificate of Incorporation to change its name to “Intelli-Check – Mobilisa, Inc.”, (ii) an amendment to the Company’s 2006 Stock Option and Equity Incentive Plan to increase the number of shares of common stock authorized to be issued under the plan by 3,000,000, and (iii) an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock to 40,000,000.

Pursuant to the merger agreement relating to the Transaction, Mobilisa’s stockholders received 12,281,649 shares of the Company’s common stock and holders of Mobilisa’s options and warrants are entitled to receive options and warrants to purchase 2,429,932 shares of the Company’s common stock at an average per share exercise price of $0.50.

Item 3.02 Unregistered Sales of Equity Securities

On March 14, 2008, in connection with the Transaction, the Company issued 12,281,649 shares of its common stock to 6 individuals. No commissions or fees were paid in connection with the issuance of such securities. The shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, because the shares were issued to a small number of sophisticated individuals in a private transaction.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2008, in connection with the Transaction:

•
Edwin Winiarz and Robert J. Blackwell resigned from the Company’s Board of Directors. Their resignation was not the result of any disagreement on any matter relating to the registrant’s operations, policies or practices.

•
Dr. Nelson Ludlow, Bonnie L. Ludlow, John Paxton and Lt. General Emil R. Bedard were appointed to the Company’s Board of Directors by the remaining members of the Company’s Board of Directors. Each of these persons was named to the Board of Directors pursuant to the merger agreement relating to the Transaction and the agreements described in Item 1.01 of this Current Report on Form 8-K. Mr. Paxton was named the Vice-Chairman of the Board of Directors and has been appointed as the Chairman of the audit committee and member of the compensation committee and General Bedard has been appointed to the audit committee, corporate governance committee and compensation committee. Dr. Ludlow and Ms. Ludlow are married.

•
Dr. Ludlow was named the Chief Executive Officer of the Company and he entered into an employment agreement with the Company, the terms of which are described below. Dr. Ludlow was a co-founder of Mobilisa, Inc. and has been its Chief Executive Officer and a director since its inception in March 2001. Dr. Ludlow has over 25 years experience in software development for the military and corporate sectors. While in the Air Force, Dr. Ludlow served as a mathematician, a pilot, an intelligence officer at the National Air Intelligence Center, Technical Director for Artificial Intelligence at USAF Rome Laboratory, Assistant Professor of Computer Science at the Naval Postgraduate School, and the Director of Technology and Services for Radar Evaluation Squadron. In the corporate sector, Dr. Ludlow served as the Director of C2 Modeling for SAIC, Chief Scientist for the Lockheed-Martin/ORINCON Corporation and Chief Technology Officer for Ameranth Wireless—all in San Diego. He holds a PhD in Artificial Intelligence from the University of Edinburgh, Scotland and completed Post-Doctoral work in Computer Science at the University of Cambridge, England. Additional degrees include a Bachelors of Science Degree from Washington State University in Math and Physical Sciences, as well as a Masters of Science degree in Computer Science from Wright State University in Dayton, Ohio.

•
Steven D. Williams was named the Chief Operating Officer of the Company. Mr. Williams was the Senior Vice President, Business Development of Mobilisa from August 2006 until March 14, 2008. He joined Mobilisa in February 2006 as Vice President, Business Development. Prior to that Mr. Williams was with The Analysis Group from March 2003 until February 2006. Prior to that, Mr. Williams served in numerous operational and staff positions within the United States Air Force. He was an Acquisitions Officer for seven years, completing Acquisition Professional Development Program (APDP) Level III and was on the Staff of the Secretary of the Air Force analyzing and assessing Strategic Congressional Engagement and Program Objectives Memorandum culminating in the Department of Defense budget. Mr. Williams holds Top Secret clearance and is currently a certified Federal Contracts Manger. Mr. Williams received a Master of Arts, Organizational Management from George Washington University, a Master of Business Administration from the University of North Dakota and a Bachelor of Science, Business Administration from Methodist College.

•	Jeffrey Levy resigned from his position as interim Chief Executive Officer and was named non-executive Chairman of the Board of Directors.

On March 14, 2008, the Company entered into an employment agreement with Dr. Ludlow, pursuant to which Dr. Ludlow was appointed the Company’s Chief Executive Officer. Dr. Ludlow will receive a salary of $220,000 per year, be granted options to purchase 25,000 shares of the Company’s common stock on March 20, 2008 that will be immediately exercisable at a price per share equal to the fair market value of the Company’s common stock on the date of grant, and an annual bonus based on reasonable objectives established by the Company’s Board of Directors. Dr. Ludlow will be entitled to receive benefits in accordance with the Company’s existing benefit policies and will be reimbursed for company expenses in accordance with the Company’s expense reimbursement policies. The employment agreement has a term of two years. Dr. Ludlow may terminate the agreement at any time on 60 days prior written notice to the Company. In addition, the Company or Dr. Ludlow may terminate the employment agreement immediately for cause, as described in the employment agreement. If the Company terminates the agreement without cause, Dr. Ludlow will be entitled to severance equal to one year of his base salary, in addition to salary already earned. If Dr. Ludlow terminates the agreement for cause, Dr. Ludlow will be entitled to receive a payment equal to $50,000, in addition to salary already earned.

Item 9.01 Financial Statements and Exhibits.

The financial statements, selected financial information and pro-forma financial information of the Company relating to the Transaction are included in the Definitive Proxy Statement relating to the Special Meeting of Stockholders held on March 14, 2008 in the sections entitled “Mobilisa Selected Historical Financial Information” beginning on page 22, “Intelli-Check Selected Historical Financial Information” beginning on page 23, “Selected Unaudited Pro Forma Combined Financial Information” beginning on page 24, “Unaudited Pro-Forma Condensed Combined Financial Statements” beginning on page 82 and “Financial Statements” beginning on page F-1. Such information is incorporated by reference into this Current Report on Form 8-K.

Exhibits:

Exhibit	Description

10.1	Director Agreement dated March 14, 2008

10.2	Stockholder Agreement dated March 14, 2008

10.3	Employment Agreement with Nelson Ludlow dated March 14, 2008

99.1	Press Release, dated March 14, 2008

99.2	Press Release, dated March 17, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLI-CHECK – MOBILISA, INC.

By:	/s/ Peter J. Mundy
Name: Peter J. Mundy
Title: Chief Financial Officer

Dated: March 20, 2008

Exhibit Index

Exhibit	Description

10.1	Director Agreement dated March 14, 2008

10.2	Stockholder Agreement dated March 14, 2008

10.3	Employment Agreement with Nelson Ludlow dated March 14, 2008

99.1	Press Release, dated March 14, 2008

99.2	Press Release, dated March 17, 2008